PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          The Stride Rite Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          The Stride Rite Corporation
    ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4) Proposed maximum aggregate value of transaction:

     * Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

Notes:

                          THE STRIDE RITE CORPORATION
                               ----------------

                            NOTICE OF ANNUAL MEETING
                               ----------------

                                                        Cambridge, Massachusetts
                                                               February 27, 1995

To the Stockholders of
The Stride Rite Corporation

  The Annual Meeting of Stockholders of The Stride Rite Corporation, a Massachusetts corporation, will be held at The First National Bank of Boston, first floor auditorium, 100 Federal Street, Boston, Massachusetts, on Wednesday, April 12, 1995, at 10:00 A.M. (Boston time), for the following purposes:

  1. To elect to the Board of Directors of The Stride Rite Corporation those directors in the class of directors whose term expires at the 1995 Annual Meeting;

  2. To consider and act upon a proposal to adopt The Stride Rite Corporation 1995 Long-Term Growth Incentive Plan;

  3. To consider and act upon the matter of ratifying the selection of Coopers & Lybrand L.L.P. as auditors of The Stride Rite Corporation for the current fiscal year; and

  4. To consider and act upon a shareholder proposal regarding the annual election of directors;

  5. To consider and act upon any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

  Only holders of record at the close of business on February 23, 1995 are entitled to receive notice of and to vote at the 1995 Annual Meeting.

                                           By Order of the Board of Directors

                                                   Karen K. Crider, Clerk

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                          THE STRIDE RITE CORPORATION

             FIVE CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS 02142
                               ----------------

                                PROXY STATEMENT

                  FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

GENERAL INFORMATION

  This Proxy Statement is being furnished to holders of common stock, par value $.25 per share (the "Common Stock"), of THE STRIDE RITE CORPORATION (the "Company") in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders on April 12, 1995 and at any adjournment(s) or postponement(s) thereof.

  All proxies delivered pursuant to this solicitation are revocable at the option of the person executing the same at any time before the voting thereof. A proxy may be revoked in writing delivered to Karen K. Crider, Clerk, at the principal executive offices of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies so delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the directors.

  Only stockholders of record at the close of business on February 23, 1995 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books will not be closed. As of the close of business on February 17, 1995 there were outstanding and entitled to vote 49,541,864 shares of Common Stock. Each share is entitled to one vote.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

  This Proxy Statement, the related form of proxy and the Company's Annual Report for the fiscal year ended December 2, 1994 are being mailed together on or about February 27, 1995 to stockholders entitled to notice of and to vote at the meeting.

  The principal executive offices of the Company are located at Five Cambridge Center, Cambridge, Massachusetts 02142.

                           I. ELECTION OF DIRECTORS

  Pursuant to the provisions of Massachusetts law, the Company has three classes of directors of approximately equal size who serve staggered terms. Serving in Class II of the Board of Directors, the term of which expires at the 1995 Annual Meeting of Stockholders, are Donald R. Gant, Robert C. Siegel and W. Paul Tippett, Jr. Serving in Class III of the Board of Directors, the term of which expires at the 1996 Annual Meeting of Stockholders, are Theodore Levitt and Margaret A. McKenna. Serving in Class I of the Board of Directors, the term of which expires at the 1997 Annual Meeting of Stockholders, are Robert L. Seelert, Myles J. Slosberg and Jeanette S. Wagner. Upon election at the respective Annual Meeting of Stockholders, nominees will then serve as directors for staggered three-year terms.

  The Board of Directors recommends that the stockholders elect Donald R. Gant, Robert C. Siegel and W. Paul Tippett, Jr., who have been duly nominated by the Board of Directors, to serve a term of office as Class II directors expiring at the 1998 Annual Meeting of Stockholders.

  It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect as directors the three nominees listed below to the class of directors whose term expires at the 1998 Annual Meeting of Stockholders. Mr. Gant was last elected as director by the stockholders at the Annual Meeting of Stockholders in 1992, Mr. Tippett was elected a director by the Board of Directors in February 1993 and Mr. Siegel was elected a director by the Board of Directors in December 1993. The nominees were selected by the Nominating Committee of the Board of Directors. The Company believes that each nominee will be able and willing to serve during the ensuing term. If any one or more of them should be unable or choose not to serve, the Board of Directors may determine to reduce the number of directors for the ensuing term to such lesser number as will equal the number of nominees able to serve, or the persons named as proxies may vote in favor of such other person or persons as the Board of Directors at the time recommends.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

  Set forth below is the name and age of each director currently in office and of each nominee for director, his or her principal occupation for the past five years, the year each became a director of the Company and the names of certain other companies in which he or she serves as a director. The information set forth below is as of February 17, 1995. Jeanette S. Wagner was elected as a director by the Board of Directors on June 30, 1994, to fill a vacancy.

                                                                     YEAR FIRST
DIRECTORS, NOMINEES FOR DIRECTOR,                                     ELECTED
PRINCIPAL OCCUPATION AND DIRECTORSHIPS                           AGE  DIRECTOR
- --------------------------------------                           --- ----------
Donald R. Gant(1) (Class II)....................................  66    1987
 Limited Partner of The Goldman Sachs Group, L.P., an investment banking firm, since 1990. Mr. Gant was a General Partner of
  Goldman, Sachs & Co. for more than five years prior thereto.
  Mr. Gant is a director of Diebold, Incorporated and of ABC
  Rail Products Corporation.
Theodore Levitt (Class III).....................................  69    1990
 Edward W. Carter Professor of Business Administration Emeritus,
  Harvard Business School since 1990. Professor Levitt was a professor on the Harvard Business School faculty from 1959 to
  1990, and is the former Editor of the Harvard Business Review.
  Professor Levitt is a director of Consolidated Natural Gas
  Co., Melville Corporation, Saatchi & Saatchi Co., PLC,
  Landmark Graphics, Inc. and Sanford C. Bernstein Fund, Inc.

                                                                      YEAR FIRST
DIRECTORS, NOMINEES FOR DIRECTOR,                                      ELECTED
PRINCIPAL OCCUPATION AND DIRECTORSHIPS                            AGE  DIRECTOR
- --------------------------------------                            --- ----------
Margaret A. McKenna (Class III)..................................  49    1988
 President of Lesley College since August 1985. Ms. McKenna is a director of Consolidated Natural Gas Co. and Best Products Co.,
  Inc.
Robert L. Seelert (Class I)......................................  52    1993
 Private investor since February 1994. Mr. Seelert was President and Chief Executive Officer of Kayser-Roth Corporation, a
  legwear company, from May 1991 to February 1994. From 1989 to
  1991, Mr. Seelert was President and Chief Executive Officer of
  Topco Associates, a supplier of private-label goods and
  perishables. Mr. Seelert is a director of Senior Tour Players
  Development, Inc.
Robert C. Siegel(1) (Class II)...................................  58    1993
 Chairman of the Board, President and Chief Executive Officer of
  the Company since December 1993. Previously, Mr. Siegel was
  President of the Dockers and Menswear divisions of Levi Strauss
  & Co., an apparel manufacturer and distributor, from 1986 to
  1993.
Myles J. Slosberg (Class I)......................................  58    1961
 Attorney in private practice since July 1994. From 1991 to July
  1994, Mr. Slosberg was an Assistant Attorney General for the
  Commonwealth of Massachusetts and from September 1990 to March
  1991 was an associate with Stoneman, Chandler & Miller of
  Boston, Massachusetts. From September 1989 to August 1990 Mr.
  Slosberg was a Law Clerk for the Honorable Rya W. Zobel, U.S.
  District Court, District of Massachusetts. Mr. Slosberg was
  employed with the Company from 1959 to 1986. He served as the
  Executive Vice President of the Company from 1961 to 1986, as
  President of Stride Rite International, Inc., the predecessor to Stride Rite Sourcing International, Inc., from 1985 to 1986, as President of The Keds Corporation from 1980 to 1985, as
  President of Stride Rite Footwear Corp., the predecessor of
  Stride Rite Children's Group, Inc.'s wholesale business from
  1974 to 1980 and as President of Stride Rite Retail Corp., the
  predecessor to Stride Rite Children's Group, Inc.'s retail business from 1971 to 1974.
W. Paul Tippett, Jr.(1) (Class II)...............................  62    1993
 Principal of Ann Arbor Partners, a consulting firm, since 1990.
  Mr. Tippett was the Chairman and Chief Executive Officer of the
  Council of Great Lakes Industries, an alliance of Canadian and
  United States firms in the Great Lakes region, from 1992 to
  August 1994 and was President and a Director of Springs
  Industries, Inc., a major manufacturer of finished fabrics, home furnishings and industrial fabrics from 1985 to 1989.
  Prior to 1985, Mr. Tippett was Chairman of the Board and Chief
  Executive Officer of American Motors Corp., an automobile
  manufacturer. Mr. Tippett is a director of Lukens, Inc.
Jeanette S. Wagner (Class I).....................................  65    1994
 President, Estee Lauder International, Inc., a cosmetics
  company, since 1975. Mrs. Wagner is a director of American
  Greetings Corporation.

- --------
(1) A current director and a nominee for director at the Company's 1995 Annual Meeting of Stockholders.

OWNERSHIP OF EQUITY SECURITIES

  The following table shows the beneficial ownership, reported to the Company as of the close of business on February 17, 1995, of Common Stock of the Company, including shares as to which a right to acquire beneficial ownership within 60 days exists (for example, through the exercise of stock options, conversions of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, (the "1934 Act") of each director and nominee for director, the chief executive officer, the other executive officers listed in the summary compensation table and, as a group, of the directors and executive officers.

                                               SHARES OF COMMON STOCK
                                                 BENEFICIALLY OWNED   PERCENT OF
  NAME                                          FEBRUARY 17, 1995(1)    CLASS
  ----                                         ---------------------- ----------
Donald R. Gant...............................          14,150(2)          (3)
Theodore Levitt..............................         106,150(4)          (3)
Margaret A. McKenna..........................           7,650(5)          (3)
Robert L. Seelert............................           4,800(6)          (3)
Robert C. Siegel.............................          92,000(7)          (3)
Myles J. Slosberg............................         166,230(8)          (3)
W. Paul Tippett, Jr. ........................          11,300(9)          (3)
Jeanette S. Wagner...........................             500             (3)
John J. Phelan...............................               0(10)         (3)
Robert B. Moore, Jr. ........................          50,000(11)         (3)
Jonathan D. Caplan...........................          50,955(12)         (3)
Margaret C. Whitman(13)......................             741             (3)
John M. Kelliher.............................          62,646(14)         (3)
All of the above and other executive officers
 as a group (18 persons).....................         658,372(15)        1.33

- --------
(1) Based on information furnished by the director, executive or former executive listed.
(2) Included in the number of shares listed are currently exercisable options to purchase 5,000 shares, granted pursuant to the Company's 1994 Non-Employee Director Stock Ownership Plan (the "Directors' Plan"). Not included in the number of shares listed are 10,603 shares of which Goldman, Sachs & Co., an investment banking firm with which Mr. Gant is affiliated as Limited Partner of The Goldman Sachs Group, L.P., is the beneficial owner. Mr. Gant disclaims beneficial ownership of these 10,603 shares.
(3)  Less than 1% of the outstanding shares of Common Stock.
(4) Included in the number of shares listed are currently exercisable options to purchase 5,000 shares, granted pursuant to the Directors' Plan.
(5) Included in the number of shares listed are currently exercisable options to purchase 5,000 shares, granted pursuant to the Directors' Plan. Not included in the number of shares listed are 1,000 shares held in trust for the benefit of Ms. McKenna's sister, of which Ms. McKenna disclaims beneficial ownership.
(6) Included in the number of shares listed are options, both currently exercisable and exercisable within 60 days, to purchase 3,300 shares, granted pursuant to the Directors' Plan.
(7) Included in the number of shares listed are 90,000 shares Mr. Siegel is entitled to purchase under the Company's 1975 Executive Incentive Stock Purchase Plan (the "Incentive Plan").
(8) Included in the number of shares listed are currently exercisable options to purchase 5,000 shares, granted pursuant to the Directors' Plan. Not included in the number of shares listed are (a) 26,300 shares of Common Stock held in an irrevocable trust created on May 11, 1976 of which Mr. Slosberg is the settlor and Mr. Slosberg's wife is one of two trustees, for the benefit of the Slosberg's children, and under certain circumstances, for the benefit of Mr. Slosberg's wife, as a remainder interest and (b) 175,400 shares of Common Stock held in an irrevocable trust created on December 2, 1942 of which Mr. Slosberg's father was the settlor and Mr. Slosberg's brother is one of two trustees, as of May 22, 1991, for the benefit of Mr. Slosberg's mother and for Mr. Slosberg and his siblings. Mr. Slosberg disclaims beneficial ownership of these 201,700 shares of Common Stock.
(9) Included in the number of shares listed are options, both currently exercisable and exercisable within sixty (60) days, to purchase 3,300 shares, granted pursuant to the Directors' Plan.
(10) Mr. Phelan, who is deceased as of February 17, 1995, served as President and Chief Executive Officer in a consulting capacity from June 27, 1993 to December 13, 1993.

(11) Consists of 50,000 shares Mr. Moore is entitled to purchase under the Incentive Plan.
(12) Includes 50,000 shares Mr. Caplan is entitled to purchase under the Incentive Plan.
(13) Ms. Whitman resigned as President of Stride Rite Children's Group, Inc. effective February 17, 1995.
(14) Included in the number of shares listed are currently exercisable options to purchase 18,600 shares, granted pursuant to the Incentive Plan and 2,000 shares held in trust for Mr. Kelliher's children.
(15) Includes 500 shares and currently exercisable options to purchase 90,750 shares under the Incentive Plan beneficially owned by executive officers not separately listed above.

  According to a Schedule 13G, dated February 7, 1995, filed with the Securities and Exchange Commission (the "SEC") by The Prudential Insurance Company of America, Prudential Plaza, Newark, NJ 07102-3777, such entity beneficially owned 3,905,926 shares of the Company's Common Stock as of December 31, 1994, or 7.88% of the Common Stock outstanding as of February 17, 1995. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 1,800,620 shares, shared power to vote or direct the vote with respect to 1,953,206 shares, sole power to dispose or direct the disposition with respect to 1,800,620 shares and shared power to dispose or direct the disposition with respect to 2,105,306 shares. According to such Schedule 13G, such entity holds 7,300 shares of the Company's Common Stock for its own account and 3,898,626 shares of the Company's Common Stock for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries or other affiliates. As of February 17, 1995, the Company was not aware of any other person who was the beneficial owner of more than 5% of the Common Stock.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the Company's 1994 fiscal year, which ended December 2, 1994, the Board of Directors held eight meetings. All of the directors attended at least 75% of the total number of meetings of the Board of Directors during the period they served as such and all of the committees of the Board on which they respectively served during the 1994 fiscal year.

  As permitted by the By-Laws of the Company, the Board has established certain committees to assist it in the discharge of its responsibilities. These committees are appointed annually by the Board. The Board had standing Audit, Compensation, Nominating and Investment Committees during the 1994 fiscal year.

  The Audit Committee met five times during the 1994 fiscal year and is composed of Messrs. Gant (Chairman), Seelert and Slosberg and, since June 30, 1994, Mrs. Wagner. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope of, as well as the results of, the annual audit, and reviews the overall internal controls of the Company.

  The Compensation Committee met eight times during the 1994 fiscal year and is composed of Ms. McKenna (Chairperson), Mr. Gant, Professor Levitt and Mr. Tippett. Members of the Compensation Committee are non-employee directors of the Company and are not eligible to participate in any Company compensation plan administered by the Committee or the Board of Directors. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of the Company and its subsidiaries. The Compensation Committee Report for the 1994 fiscal year is set forth herein, commencing on page 15.

  The Nominating Committee met two times during the 1994 fiscal year and is composed of Professor Levitt (Chairman), Ms. McKenna, Mr. Tippett and Mrs. Wagner. The Nominating Committee recommends to the Board of Directors the selection of directors to be nominated. With respect to the 1996 Annual Meeting, the Nominating Committee will consider nominees recommended by security holders received by the Company on or before October 30, 1995, addressed to the Office of the Clerk, The Stride Rite Corporation, Five Cambridge Center, Cambridge, Massachusetts 02142.

  The Investment Committee met five times during the 1994 fiscal year. It is composed of Mr. Slosberg (Chairman) and Messrs. Seelert and Siegel. Prior to the 1994 Annual Meeting of Stockholders, at which Arnold Hiatt did not stand for reelection, Mr. Hiatt also served on the Investment Committee. The Investment Committee recommends the selection of independent investment managers for the investment of the Company's pension funds and monitors the performance of these investments.

COMPENSATION OF DIRECTORS

  During the 1994 fiscal year, each director who was not an employee of the Company or any of its subsidiaries received an annual retainer of $18,500 and a meeting fee of $750 for each meeting of the Board and any of its standing committees attended held in connection with a Board meeting (except that if such director acted as a committee chairperson, he or she received a meeting fee of $1,000 for each such committee meeting he or she chaired). In addition, directors received a meeting fee of $1,500 for each non-telephonic committee meeting not held in association with a Board meeting (except that if such director acted as a committee chairperson, he or she received a meeting fee of $2,000 for each such non-telephonic committee meeting not held in association with a Board meeting he or she chaired). Each director receives reimbursement for expenses incurred in attending Board and committee meetings.

  In addition, each non-employee director received an option to purchase 5,000 shares of the Common Stock of the Company and an award of 500 shares of Common Stock on July 5, 1994, pursuant to, and upon the effectiveness of, the Directors' Plan. The Directors' Plan provides that each non-employee director will receive a grant of 500 shares of Common Stock on the first business day following each annual meeting of stockholders and that each non-employee director will receive an option to purchase 5,000 shares of Common Stock, upon becoming a director. Accordingly, each non-employee director will receive an award of 500 shares of Common Stock on April 13, 1995.

  Options under the Directors' Plan are granted with an exercise price equal to the market price on the date of grant, defined as the closing price for the Company's Common Stock on the New York Stock Exchange--Composite Tape. The exercise price for all currently outstanding options is thus $12.875 per share, the market price of the Common Stock on July 5, 1994. Each option under the Director's Plan is granted with a term of ten years from the date of grant, and becomes exercisable in three installments: as to 1,600 shares on the first anniversary of the grant and with respect to an additional 1,700 shares on each of the second and third anniversaries of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Goldman, Sachs & Co., an investment banking firm of which Donald R. Gant, a member of the Compensation Committee, was a General Partner until December 1990, serves as financial advisor to the Company. Mr. Gant is currently a limited partner of the Goldman Sachs Group, L.P., an affiliate of Goldman, Sachs & Co. The Company paid Goldman, Sachs & Co. a fee of $100,000 plus expenses for services rendered during the 1994 fiscal year. Goldman Sachs Asset Management, a subsidiary of Goldman, Sachs & Co., provides investment management services for the Company's pension plans and was paid a fee by such plans of $156,575 for services rendered in fiscal 1994. Also, in fiscal 1994, Goldman, Sachs & Co. purchased and sold securities for the Company and was paid gross commissions (before the deduction of expenses) of $40,720.

EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table shows the compensation for the past three fiscal years of the Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executive officers") as of the end of the Company's 1994 fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                                    ------------------------------
                                      ANNUAL COMPENSATION              AWARDS           PAYOUTS
                                    ---------------------------     ------------------------------
                                                         OTHER
                                                        ANNUAL                                          ALL OTHER
                                                        COMPEN-                           LTIP           COMPEN-
NAME AND                  FISCAL    SALARY   BONUS      SATION        OPTIONS           PAYOUTS          SATION
PRINCIPAL POSITION         YEAR       ($)   ($)(1)      ($)(2)         (#)(3)            ($)(4)          ($)(5)
- ------------------        ------    ------- -------     -------     -------------     ------------      ---------
Robert C. Siegel           1994(6)  467,714 225,000     65,083(7)         370,000(8)           --        114,126
 Chairman of the Board,    1993         --      --         --                 --               --            --
 President & Chief Exec-
 utive Officer             1992         --      --         --                 --               --            --
- -----------------------------------------------------------------------------------------------------------------
Robert B. Moore, Jr.       1994     210,000  92,794      2,640             55,000(9)           --         18,179
 President, Sperry Top-
 Sider, Inc.,              1993     200,000  42,555(10)    183             10,000(9)        32,445(10)    13,505
 a subsidiary of the
 Company                   1992(11)  33,333   6,298     46,303(12)         15,000(9)         5,710         2,481
- -----------------------------------------------------------------------------------------------------------------
Jonathan D. Caplan         1994     222,715  78,750     47,340(13)         65,000(14)          --         25,574
 President, The Keds
 Corporation,              1993     200,000  95,550      4,397             10,000(15)       39,634        12,555
 a subsidiary of the
 Company(16)               1992(17)  95,000  58,745     17,213(18)         15,000(19)       16,255         2,479
- -----------------------------------------------------------------------------------------------------------------
Margaret C. Whitman        1994     197,404  46,200      2,858             15,000(20)          --         21,774
 President, Stride Rite
 Children's                1993     183,333  28,863        --              10,000(20)       28,403        15,580
 Group, Inc., a subsidi-
 ary of the                1992      29,167   8,923        --              15,000(20)        4,981         1,455
 Company(21)
- -----------------------------------------------------------------------------------------------------------------
John M. Kelliher           1994     183,000  31,993        --              20,000(22)          --         11,810
 Vice President, Fi-
 nance,                    1993     176,000  20,328        --               5,000           59,656        12,097
 Treasurer and Control-
 ler                       1992     153,000  50,725        --                 --            66,709         9,401

- --------
(1) Amounts awarded under the Annual Incentive Compensation Plan for the respective fiscal years. The amounts awarded to Mr. Siegel and Mr. Caplan for 1994 were guaranteed pursuant to Mr. Siegel's employment agreement with the Company and an agreement made with Mr. Caplan when he became President of The Keds Corporation, respectively. The amount awarded to Mr. Caplan for 1992, together with the LTIP payout for 1992, were guaranteed pursuant to an agreement made with Mr. Caplan when he was hired by the Company.
(2) Amounts reimbursed by the Company for the payment of taxes on non-deductible relocation expenses and/or imputed interest on zero-interest loans. Except for Mr. Siegel with respect to fiscal 1994, Mr. Moore with respect to fiscal 1992 and Mr. Caplan with respect to fiscal 1994 and 1992, no amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is less than the lesser of either $50,000 or 10% of annual salary and bonus.
(3)  Amounts for 1992, 1993 and 1994 (with respect to grants made within fiscal
     1994) awarded under the 1975 Executive Incentive Stock Purchase Plan (the "Incentive Plan"). Awards made in fiscal 1995, with respect to fiscal
     1994, were granted under the proposed 1995 Long-Term Growth Incentive Plan (the "1995 Plan"), the grants of which are subject to stockholder approval and the effectiveness of a registration statement covering the options and Common Stock underlying options or otherwise issuable under the 1995 Plan.
(4) Cash and market value of Common Stock (as of the date of award) awarded pursuant to the Key Executive Long-Term Incentive Plan. No further awards will be made under this Plan, and outstanding awards payable for the cycles ending in 1995 and 1996 will be canceled, after the effectiveness of the 1995 Plan.
(5) Amounts awarded include (i) payments of dividend equivalents on shares of Common Stock subject to unexercised options to purchase granted under the Incentive Plan of $110,200 for Mr. Siegel in respect of fiscal 1994, $11,875, $6,200 and $1,275 for Mr. Moore in respect of fiscal 1994, 1993 and 1992, respectively, $19,000, $5,250 and $1,600 for Mr. Caplan in respect of fiscal 1994, 1993 and 1992, respectively, $15,200, $8,750 and $1,275 for Ms. Whitman in respect of fiscal 1994, 1993 and 1992, respectively and $8,841, $8,844 and $6,283 for Mr. Kelliher in respect of fiscal 1994, 1993 and 1992, respectively, (ii) Company contributions to the executive's Employee Savings and Investment Plan account of $2,726 for Mr. Siegel in respect of fiscal 1994, $2,310 and $2,249 for Mr. Moore in respect of fiscal 1994 and 1993, respectively, $2,310 and $2,249 for Mr. Caplan in respect of fiscal 1994 and 1993, respectively, $2,310 and $2,192 for Ms. Whitman in respect of fiscal 1994 and 1993, respectively, and $2,310, $2,249 and $2,182 for Mr. Kelliher in respect of fiscal 1994, 1993 and 1992, respectively, (iii) amounts of insurance premiums paid by the Company for the term life insurance for the benefit of the executive of $1,200 for Mr. Siegel in respect of fiscal 1994, $720, $1,140 and $204 for Mr. Moore in respect of fiscal 1994, 1993 and 1992, respectively, $720, $1,140 and $581 for Mr. Caplan in respect of fiscal 1994, 1993 and 1992, respectively, $720, $1,069 and $180 for Ms. Whitman in respect of fiscal 1994, 1993 and 1992, respectively, and $659, $1,004 and $936 for Mr. Kelliher in respect of fiscal 1994, 1993 and 1992, respectively, and (iv) imputed interest at the applicable federal rate on outstanding zero-interest loan balances of $3,274, $3,916 and $1,002 for Mr. Moore for fiscal 1994, 1993 and 1992, respectively, $3,544, $3,916 and $298 for Mr. Caplan in respect of fiscal 1994, 1993 and 1992, respectively, and $3,544 and $3,569 for Ms. Whitman in respect of fiscal 1994 and 1993 respectively.
(6) Mr. Siegel became Chairman of the Board, President and Chief Executive Officer of the Company on December 13, 1993. Between December 3, 1993 and December 13, 1993, John J. Phelan, a consultant to the Company, served as Interim President and Chief Executive Officer. For serving in this capacity from June 27, 1993 to December 13, 1993, Mr. Phelan received $135,000 as a consulting fee; information with respect to Mr. Phelan's compensation during this period is contained in the Company's Proxy Statement for the 1994 Annual Meeting.
(7) Consists of a reimbursement for tax planning of $805, a payment to cover taxes of $49,890 relating to relocation expenses and an automobile leasing allowance of $14,388.
(8) Consists of options to purchase 290,000 shares granted pursuant to Mr. Siegel's October 21, 1993 employment agreement with the Company under the Incentive Plan and options to purchase 80,000 shares granted pursuant to the 1995 Plan.
(9) Includes options for 30,000 shares granted in fiscal 1995 in respect of fiscal 1994, under the 1995 Plan and options for 25,000, 10,000 and 15,000 shares granted in respect of fiscal 1994, 1993 and 1992, respectively under the Incentive Plan, pursuant to Mr. Moore's employment arrangement with the Company.
(10) Mr. Moore's employment arrangement included a guaranteed aggregate payment for annual bonus and long-term incentive plan payouts of $75,000, in respect of fiscal 1993.
(11) Mr. Moore became an employee of the Company on October 5, 1992.
(12) Consists of a payment to cover taxes of $44,636 relating to relocation expenses, and an automobile leasing allowance of $1,667.
(13) Consists of a reimbursement for tax planning of $3,500, a payment to cover taxes of $33,215 relating to relocation expenses and an automobile leasing allowance of $10,625.
(14) Includes options for 40,000 shares granted in fiscal 1995 in respect of fiscal 1994, under the 1995 Plan and options for 25,000 shares, under the Incentive Plan, pursuant to Mr. Caplan's promotion as President of The
     Keds Corporation.
(15) Amounts awarded, under the Incentive Plan, pursuant to Mr. Caplan's employment arrangement with the Company.
(16) Mr. Caplan became President of The Keds Corporation on February 11, 1994; prior to that date, Mr. Caplan was President of Stride Rite Children's Group, Inc.
(17) Mr. Caplan became an employee of the Company on June 1, 1992.
(18) Consists of a payment to cover taxes of $12,563 relating to relocation expenses and an automobile leasing allowance of $4,650.
(19) Includes options for 5,000 shares granted in fiscal 1993 in respect of fiscal 1992, and options for 10,000 shares, each under the Incentive Plan, pursuant to Mr. Caplan's employment arrangement with the Company.
(20) Includes options for 15,000, 10,000 and 15,000 shares granted in respect of fiscal 1994, 1993 and 1992, respectively under the Incentive Plan, pursuant to Ms. Whitman's employment arrangement with the Company, which were forfeited due to Ms. Whitman's resignation effective February 17, 1995.
(21) Ms. Whitman became President of Stride Rite Children's Group, Inc. on February 11, 1994 and resigned from such position effective February 17, 1995; prior to that date Ms. Whitman was Executive Vice President of The Keds Corporation from October 1993 to February 1994, Senior Vice President of Marketing and Product Development of The Keds Corporation from January 1993 to October 1993 and Vice President, Strategic Planning of the Company from October 1992 to January 1993.
(22) Options granted in fiscal 1995 in respect of fiscal 1994, under the 1995 Plan.

 Stock Option Grants

  The following table shows information concerning options to purchase Company Common Stock granted with respect to fiscal 1994 to the named executive officers pursuant to the Incentive Plan and the proposed 1995 Plan. The grants under the 1995 Plan are subject to stockholder approval and the registration of the options and stock issuable under the 1995 Plan under the Securities Act of 1933, as amended, (the "1933 Act"). See Item 2 of this Proxy Statement.

                      OPTION GRANTS FOR FISCAL YEAR 1994

                                          INDIVIDUAL GRANTS
                           --------------------------------------------------
                                                                                        POTENTIAL
                                         % OF                                      REALIZABLE VALUE AT
                                        TOTAL                                        ASSUMED ANNUAL
                                       OPTIONS               MARKET               RATES OF STOCK PRICE
                                      GRANTED TO EXERCISE   PRICE ON                  APPRECIATION
                            OPTIONS   EMPLOYEES  OR BASE    DATE OF  EXPIRA-       FOR OPTION TERM(1)
                            GRANTED   FOR FISCAL  PRICE      GRANT     TION   -----------------------------
  NAME                       (#)(2)      YEAR     ($/SH)     ($/SH)    DATE     0%($)     5%($)    10%($)
  ----                     ---------- ---------- --------   -------- -------- --------- --------- ---------
  Robert C. Siegel........  30,000(3)    2.90       0.25      18.75  12/13/03   555,000   908,753 1,451,480
                            60,000(4)    5.80       0.25      18.75  12/13/03 1,110,000 1,817,506 2,902,960
                           200,000(5)   19.33     15.875(6)   18.75  12/13/03   575,000 2,933,355 6,551,534
                            80,000(7)    7.73      12.25      12.25   2/10/05         0   616,317 1,561,868
- -----------------------------------------------------------------------------------------------------------
  Robert B. Moore, Jr.....  25,000(8)    2.42       0.25     13.875  10/01/04   340,625   558,773   893,454
                            30,000(7)    2.90      12.25      12.25   2/10/05         0   231,119   585,700
- -----------------------------------------------------------------------------------------------------------
  Jonathan D. Caplan......  25,000(8)    2.42       0.25      15.75   2/10/04   387,500   635,127 1,015,036
                            40,000(7)    3.87      12.25      12.25   2/10/05         0   308,158   780,934
- -----------------------------------------------------------------------------------------------------------
  Margaret C. Whitman(9)..  15,000(8)    1.45       0.25      15.75   2/10/04   232,500   381,076   609,022
- -----------------------------------------------------------------------------------------------------------
  John M. Kelliher........  20,000(7)    1.93      12.25      12.25   2/10/05         0   154,079   390,467

- --------
(1) Based upon the market price on the date of grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2) The options were granted by the Compensation Committee under the Incentive Plan and the 1995 Plan to Mr. Siegel on December 13, 1993 and February 10, 1995, respectively, to Mr. Moore under the Incentive Plan and the 1995 Plan on October 1, 1994 and February 10, 1995, respectively, to Mr. Caplan under the Incentive Plan and the 1995 Plan on February 10, 1994 and February 10, 1995, respectively, to Ms. Whitman under the Incentive Plan on February 10, 1994 and to Mr. Kelliner under the 1995 Plan on February 10, 1995, all with respect to the 1994 fiscal year.
(3) Options were exercisable upon grant on December 13, 1993.
(4) Mr. Siegel's right to purchase these shares vested 20,000 shares on December 13, 1994; and will vest 20,000 shares on December 13, 1995 and 20,000 shares on December 13, 1996.
(5) Mr. Siegel's right to purchase these shares vested 40,000 shares on October 21, 1994; and will vest 40,000 shares on October 21, 1995, 40,000 shares on October 21, 1996, 40,000 shares on October 21, 1997 and 40,000 shares on October 21, 1998.
(6) The New York Stock Exchange--Composite Tape closing price on October 21, 1993, the date of Mr. Siegel's employment agreement with the Company.
(7) Options become exercisable as to one-third of the number granted on the first, second and third anniversaries of the date of grant.
(8) Options are immediately exercisable but carry restrictions on resale or other transfer of any Common Stock purchased pursuant to the grants. The restrictions lapse as to one-third of the granted shares at the end of the third year, the fourth year and the fifth year following the date of grant, provided the executive is then employed by the Company.
(9) Ms. Whitman forfeited these options upon her resignation, effective February 17, 1995.

 Aggregated Option Exercises and Option Values

  The following table shows information concerning the exercise of stock options during fiscal 1994 by each of the named executive officers and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                  VALUE OF
                                                         NUMBER OF UNEXERCISED UNEXERCISED IN-
                                                              OPTIONS AT          THE-MONEY
                           SHARES ACQUIRED    VALUE           FY-END (#)        FY-END ($)(1)
  NAME                     ON EXERCISE (#) REALIZED ($)       EXERCISABLE        EXERCISABLE
  ----                     --------------- ------------  --------------------- ---------------
  Robert C. Siegel........          0              0            70,000(2)         $345,000
- ----------------------------------------------------------------------------------------------
  Robert B. Moore, Jr. ...          0              0            50,000(3)         $575,000
- ----------------------------------------------------------------------------------------------
  Jonathan D. Caplan......          0              0            50,000(3)         $575,000
- ----------------------------------------------------------------------------------------------
  Margaret C. Whitman.....          0              0            40,000(3)(4)      $460,000
- ----------------------------------------------------------------------------------------------
  John M. Kelliher........      2,668        $41,354(5)         22,600(3)         $259,900

- --------
(1) Represents the difference between the closing price of the Company's Common Stock on December 2, 1994 ($11.75) and the exercise price of the options, multiplied by the number of shares represented by such options.
(2) Represents options to purchase 30,000 shares exercisable on December 13, 1993 (the date of grant) at an exercise price of $.25 per share, and options to purchase 40,000 shares at an exercise price of $15.875, which represents the closing price of the Company's Common Stock on the date the Company entered into an employment agreement with Mr. Siegel (October 21, 1993).
(3) Options are immediately exercisable but carry restrictions on resale of any Common Stock purchased pursuant to the grants. The restrictions lapse as to one-third of the granted shares at the end of the third year, the fourth year and the fifth year following the date of grant (provided the executive is employed by the Company through such date).
(4) Ms. Whitman forfeited her options upon her resignation effective February 17, 1995.
(5) Represents the difference between the closing price of the Company's Common Stock on February 14, 1994 ($15.75), the date of exercise, and the $.25 exercise price.

 Long-Term Incentive Plan Awards

  The following table shows the number of performance shares awarded to each named executive officer for fiscal 1994 under Cycle 10 of the Company's Key Executive Long-Term Incentive Plan. This Plan will be terminated and all outstanding awards canceled if the proposed 1995 Plan is approved by stockholders; see Item 2 of this Proxy Statement.

                LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1994

                                                   NUMBER OF    PERFORMANCE OR
                                                 SHARES, UNITS   OTHER PERIOD
                                                   OR OTHER      UNTIL MATURA-
  NAME                                           RIGHTS (#)(1)  TION OF PAYOUT
  ----                                           ------------- -----------------
  Robert C. Siegel..............................    14,174     November 29, 1996
- --------------------------------------------------------------------------------
  Robert B. Moore, Jr. .........................     3,946     November 29, 1996
- --------------------------------------------------------------------------------
  Jonathan D. Caplan............................     4,021     November 29, 1996
- --------------------------------------------------------------------------------
  Margaret C. Whitman...........................     3,523     November 29, 1996
- --------------------------------------------------------------------------------
  John M. Kelliher..............................     3,439     November 29, 1996

- --------
(1) Performance shares are earned on achievement of a specified level of aggregate dollar amount of income at the end of each period of three consecutive fiscal years. If the income goal is achieved in the amount targeted, the payment to which a participant will be entitled is an amount equal to the fair market value of the Company's Common Stock (the average of the closing prices on the ten trading days prior to and including the end of the period and the ten trading days after the end of the period) times the number of performance shares earned. The payout will be reduced by 3 1/3% for each percentage point by which achievement fell short of 100% of the goal and will be increased by 3 1/3% for each percentage point by which achievement exceeded 100% of the goal. No payout will be made unless the goal was achieved at least at an 85% level or for achievement in excess of 115% of the goal.

EMPLOYMENT AGREEMENT

  On October 21, 1993, the Company entered into an Employment Agreement with Robert C. Siegel for Mr. Siegel's service to the Company as Chairman of the Board, President and Chief Executive Officer. Mr. Siegel's employment period commenced on December 13, 1993 and will continue, unless earlier terminated as provided in the Employment Agreement, through December 31, 1996. Mr. Siegel's employment shall be terminated under the terms of the Employment Agreement if Mr. Siegel is not reelected to serve as a director of the Company.

  Mr. Siegel's initial annual salary was $480,000. His agreement provides for periodic annual reviews and increases in such rate as shall be determined in the sole discretion of the Board of Directors. The Board has determined that Mr. Siegel's annual salary will be $520,000 for fiscal 1995. In addition, Mr. Siegel shall be paid additional incentive compensation, as follows: (i) an annual bonus pursuant to the Company's Annual Incentive Compensation Plan, pursuant to which Mr. Siegel's "bonus percentage" will be 50%, with a minimum bonus of $225,000 with respect to fiscal 1994, (ii) compensation pursuant to the Company's Key Executive Long-Term Incentive Plan, (iii) options pursuant to the Company's 1975 Executive Incentive Stock Purchase Plan to purchase (a) 60,000 shares of the Company's Common Stock at a purchase price of $.25 per share, which vest as to 20,000 shares on each of December 13, 1994, 1995 and 1996, (b) 30,000 shares of the Company's Common Stock at a purchase price of $.25 per share, which is immediately exercisable and (c) 200,000 shares of the Company's Common Stock at a purchase price per share equal to the closing price of such Common Stock on the New York Stock Exchange--Composite Tape on October 21, 1993 ($15.875),
which rights to purchase vest with respect to 40,000 shares on each of October 21, 1994, 1995, 1996, 1997 and 1998.

  Mr. Siegel is also entitled to receive certain enumerated perquisites and to participate in the various employee benefit plans which the Company maintains or adopts during the employment period.

  The Company also paid, pursuant to his Employment Agreement, various expenses in connection with Mr. Siegel's relocation to the Boston area including (i) certain expenses with respect to the sale of his principal residence in California, (ii) Mr. Siegel's reasonable expenses incurred in connection with moving Mr. Siegel's personal property and family to the Boston area, (iii) certain living expenses incurred by Mr. Siegel from the date of his Employment Agreement to the date Mr. Siegel established a permanent residence in the Boston area and (iv) certain travel expenses between Boston and California until the time Mr. Siegel established a permanent residence in the Boston area. In addition and also in accordance with his Employment Agreement, the Company purchased Mr. Siegel's residence in California, for an amount equal to $1,663,840, including expenses of purchase.

  The Employment Agreement also provides for severance payments to Mr. Siegel in the event that the Company terminates Mr. Siegel's employment during the employment period as stated in the Agreement, for any reason other than cause, equal to the greater of the remaining payments due under the Employment Agreement or 12 months' salary plus continued participation in benefit plans. For purposes of Mr. Siegel's Agreement, cause is defined as (i) act or acts of dishonesty, (ii) the commission of a felony or an act of moral turpitude, (iii) a wrongful act resulting in or intended to result in gain or personal enrichment at the expense of the Company, (iv) a willful act constituting a material violation of the federal securities laws, (v) material insubordination or a material violation of the Company's conflict of interest statement or other policies or (vi) a breach by Mr. Siegel of a material provision of the Employment Agreement, which is not timely cured. Mr. Siegel has also entered into a Severance Agreement with the Company as described under the heading "Executive Termination Agreements" below.

RETIREMENT INCOME PLAN

  The Company's Retirement Income Plan, as amended effective as of January 1, 1989 (the "Retirement Plan"), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan covers basic compensation received from the Company and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation, and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan covers 80% of the commissions received (the "Earnings"). The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (i) for credited service (the "Credited Service") prior to January 1, 1984, 1% of average annual Earnings (based on 1981, 1982 and 1983 Earnings) up to $9,000 and 1.75% of average annual Earnings in excess of $9,000 multiplied by the number of years of Credited Service prior to January 1, 1984, plus (ii) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service and (iii) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit.

  The following table shows, as to each of the named executive officers, his or her (i) number of years of Credited Service as of February 17, 1995 and (ii) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The benefit payment under the Retirement Plan are not subject to any deductions for Social Security benefits or other offset amounts.

                                             NUMBER OF YEARS OF ESTIMATED ANNUAL
                                              CREDITED SERVICE  BENEFITS PAYABLE
                                                   AS OF        UPON RETIREMENT
NAME                                         FEBRUARY 17, 1995     AT AGE 65*
- ----                                         ------------------ ----------------
Robert C. Siegel............................          1             $20,076
Robert B. Moore, Jr. .......................          2             $63,129
Jonathan D. Caplan..........................          2             $75,030
Margaret C. Whitman.........................          2             $     0**
John M. Kelliher............................         13             $88,846

- --------
 * Assumes continued service until age 65 at current salary levels.
** Ms. Whitman is not eligible to receive benefits under the Retirement Plan due to her resignation effective February 17, 1995.

EXECUTIVE TERMINATION AGREEMENTS

  The Company has entered into severance agreements with 11 key executive officers, including each of the named executive officers in the summary compensation table. These agreements provide that, if within two years after a change in control of the Company, the Company chooses to terminate the executive's employment (other than for cause, death, disability or retirement) or if the executive chooses to leave for good reason, the Company must provide certain specified severance benefits. A change in control of the Company includes the acquisition by a person of 25% of the Company's voting securities, a change of a majority of the members of the Board of Directors of the Company, or approval by the stockholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or a sale of substantially all of the Company's assets.

  Severance benefits under the agreements include the present value, using a 10% discount rate, of three years or one and one-half years (depending on the executive) of base salary, annual bonus, long-term incentive awards and dividend equivalents under the 1975 Executive Incentive Stock Purchase Plan, based on certain assumptions contained in the agreements. In addition, executives are entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"). All amounts earned by the executive but not yet distributed to him or her under the incentive plans, and an amount equal to the present value of additional retirement benefits which would have been earned by the executive had he or she remained in the Company's employ for an additional period of 36 months or 18 months, depending on the individual, are to be paid to the executive. The agreements also provide for the lapse, upon a change in control, of all restrictions on options granted under the 1975 Executive Incentive Stock Purchase Plan and any successor plan, including the proposed 1995 Long-Term Growth Incentive Plan.

  Each agreement expired December 31, 1994 and was then extended for an additional one-year period. Each agreement will be further extended automatically for additional one-year periods thereafter unless the

Company gives notice three months in advance of its expiration that the Company does not wish to extend such agreement for another year. Each agreement was restated and re-executed as of February 17, 1995. In addition, if a change in control of the Company occurs during the term of such agreement, the agreement provides that it will remain in effect for an additional two years. No amounts have to date been paid to any person under the agreements.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee is composed of Ms. McKenna (Chairperson), Mr. Gant, Professor Levitt and Mr. Tippett. The four members of the Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee or the Board of Directors.

  This report relates to Robert C. Siegel and all of the executive officers of the Company. The executive officers of the Company covered by the SEC's rules regarding disclosure of detailed compensation information for the 1994 fiscal year are: Robert C. Siegel, Robert B. Moore, Jr., Jonathan D. Caplan, Margaret
C. Whitman and John M. Kelliher. On December 13, 1993, Robert C. Siegel joined the Company as Chairman of the Board, President and Chief Executive Officer. Mr. John J. Phelan served as Interim President and Chief Executive Officer for ten days during the fiscal year and was discussed in the Compensation Committee Report in the 1994 Proxy Statement. Jonathan D. Caplan and Margaret C. Whitman assumed their positions as President, The Keds Corporation, and President, Stride Rite Children's Group, Inc., respectively, on February 10, 1994, having served in other capacities with the Company prior to that date. Ms. Whitman resigned as President of Stride Rite Children's Group, Inc. effective February 17, 1995.

 Compensation Philosophy

  The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the price of the Company's Common Stock. The overall objectives of this strategy are to attract and retain high quality executive talent, to motivate these executives to achieve the Company's strategic goals and to link executive and stockholder interests.

  Each year the Compensation Committee reviews Company, division and personal performance and compares stock price appreciation with executive compensation levels. An independent executive compensation consultant is used to assess the competitiveness of the current executive compensation program in relation to those of other public corporations with which the Company competes for executive talent. The corporations whose compensation practices are studied as part of this comparative review are not limited to the S & P Shoe Index participant companies but rather include the full range of corporations with which the Company competes for executive talent both within and outside the shoe industry. One result of the review conducted by the Compensation Committee in 1994 is the proposal to adopt The Stride Rite Corporation 1995 Long-Term Growth Incentive Plan (the "1995 Plan") in lieu of both the 1975 Executive Incentive Stock Purchase Plan (the "Incentive Plan") and the Company's Key Executive Long-Term Incentive Plan for future years, and the amendment of the Annual Incentive Compensation Plan (the "Annual Plan"), all as described more fully below.

  The key elements of the Company's executive compensation in 1994 consisted of four components, each of which was intended to serve the overall compensation philosophy: base salary, the Annual Plan, the Key Executive Long-Term Incentive Plan and the Incentive Plan. While the elements of compensation described below are considered separately, the Compensation Committee also evaluates the full compensation package afforded by the Company to each individual, including pension benefits, severance plans, insurance and other benefits.

  Effective beginning in the Company's fiscal year 1995, publicly traded corporations will not be permitted to deduct compensation in excess of $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance-based compensation". The Compensation Committee is still studying the effect of this limitation on the Company's compensation programs, but has determined that it is unlikely that any compensation paid by the Company in fiscal 1995 will be nondeductible as a result of the $1,000,000 limit.

 Base Salary

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

  Executives' base salaries are reviewed by the Compensation Committee on an annual basis and adjustments are determined by (i) evaluating the performance of the Company and of each executive officer, (ii) considering changes in responsibilities for executives, (iii) with respect to executive officers with responsibility for a particular business unit, considering the unit's financial results and (iv) considering increases in median pay levels for comparable positions at other companies and salary increases granted to other employees of the Company, aiming to implement similar increases to maintain a competitive position.

  The base salary for Mr. Siegel in 1994 was $480,000 per year and was negotiated with him, based on his experience, to attract him to join the Company. The Board of Directors voted on February 10, 1995 to increase this base salary to $520,000 in recognition of his performance in 1994 and to make his salary more consistent with the salaries of other chief executive officers of comparable companies.

 Annual Incentives

  Under the Company's Annual Plan as in effect for fiscal 1994, executive officers were eligible for annual cash bonuses equal to a specified percentage of base salary, based on the extent to which certain performance goals, established at the beginning of the fiscal year by the Compensation Committee in consultation with the Chief Executive Officer, were met. The performance goals included a threshold consolidated pre-tax income goal; minimum consolidated pre-tax income goals; divisional pre-tax income goals, where appropriate; and goals for individual achievement. Because the minimum consolidated pre-tax income goals for 1994 were not achieved, the only bonuses that were paid under the Annual Plan for 1994 were based upon the achievement of individual goals and, in some instances, divisional goals.

  Mr. Siegel received a bonus of $225,000 for 1994. This amount was guaranteed by his Employment Agreement with the Company in order to attract Mr. Siegel to join the Company.

 Long-Term Incentives

  Under the Company's Key Executive Long-Term Incentive Plan, performance shares are granted to the executive officers at the start of each period of three consecutive fiscal years (the "Performance Cycle") based on their relative positions in the Company, salary level and such other factors as the Compensation Committee deems appropriate. The performance shares are earned on the basis of achievement of aggregate income goals set for each Performance Cycle by the Compensation Committee. To the extent performance shares are earned, participants receive payments in cash, stock or a combination of the two, as determined by the Compensation Committee, based on the fair market value of the Common Stock at the end of the Performance Cycle. Because the minimum income goal for the Performance Cycle that ended in fiscal 1994 was not achieved, no payments were made for the Performance Cycle to any participant, including Mr. Siegel, a fact which demonstrates the link between corporate performance and compensation paid. As discussed below in this report and in
Item 2 of this Proxy Statement, the Key Executive Long-Term Incentive Plan will be terminated if the stockholders approve the 1995 Plan, and all outstanding awards for Performance Cycles that have not yet ended (including 12,668 and 14,174 performance shares awarded to Mr. Siegel for the Performance Cycles for fiscal 1993 through fiscal 1995 and fiscal 1994 through fiscal 1996, respectively) will be canceled.

 Restricted Stock Options

  Under the Company's Incentive Plan, the Compensation Committee may grant rights to purchase Common Stock for $.25 per share or such higher price as the Compensation Committee may determine. The Compensation Committee sets guidelines for such awards based on factors including competitive compensation data, corporate performance and individual performance against objectives. The grant generally carries restrictions on resale of such Common Stock that lapse on the third, fourth and fifth anniversaries of the grant if the executive is then employed with the Company. Dividend equivalents on any shares of Common Stock subject to an unexercised right to purchase are also paid. Because of the adoption by the Board of Directors of the 1995 Plan to replace the Incentive Plan and the Key Executive Long-Term Incentive Plan (see below), the Board did not make any grants under the Incentive Plan in February, 1995 for fiscal 1994 performance, except as required to fulfill commitments to two executives, in accordance with agreements executed at the time each was hired. The Incentive Plan will be terminated if the 1995 Plan is approved by stockholders.

  Mr. Siegel was granted a vested option to purchase 30,000 shares of Common Stock at $.25 per share, an option to purchase 60,000 shares of Common Stock at $.25 per share, vesting one-third on each of the first, second and third anniversaries of the December 13, 1993 grant date and an option to purchase 200,000 shares at $15.875 (the closing price of the Company's Common Stock on the New York Stock Exchange--Composite Tape, on October 21, 1993, the date of Mr. Siegel's Employment Agreement with the Company), vesting one-fifth on each of the first five anniversaries of October 21, 1993. The amount and terms of these options were determined in the negotiation of the terms of his employment and were designed to attract Mr. Siegel to join the Company.

 Changes for 1995

  Effective beginning in fiscal 1995, the Board of Directors has amended the Annual Plan to establish bonus pools for groups of participants with the same performance goals and to allow bonus awards from each bonus pool within a range. This changes the method of allocation of bonus funds and deletes the formula-specified portion allocable to individual performance, but does not change the amount of funds allocable to bonuses. Personal performance remains a factor in the determination of each individual bonus award. The Board believes that the amendments to the Annual Plan create an even greater link between compensation and corporate performance.

  In addition, as noted above, as a result of its annual review of the executive compensation levels of the Company in relation to performance, the Compensation Committee determined that the long-term incentive features of the Company's compensation program should be redesigned to more closely link compensation to increases in stockholder value. Accordingly it recommended, and the Board has adopted, the 1995 Plan, which is presented for stockholder approval as Item 2 of this Proxy Statement. The 1995 Plan provides for the award of stock options with exercise prices equal to the fair market value of the Common Stock on the grant date. By contrast, the Incentive Plan (which will be replaced by the 1995 Plan upon its approval by stockholders) permits the grant of options with below-market exercise prices, and the Key Executive Long-Term Incentive Plan (which will also be replaced by the 1995 Plan) provides for performance shares which, if earned, have value regardless of whether the Common Stock has appreciated in value.

  The Committee made awards of options on February 10, 1995 under the 1995 Plan with respect to 516,400 shares, subject to stockholder approval of the 1995 Plan, which are further described in "New Plan Benefits" in Item 2 below. The exercise price of these options is $12.25, the market price of the Common Stock on the date of grant. The Committee took into account in determining the size of these awards the current holdings of, and recent grants of similar awards to, the grantees. Options with respect to 245,000 shares, or approximately 47.4 percent of the total granted, were granted to executive officers as a group.

  On February 10, 1995, subject to stockholder approval of the 1995 Plan, Mr. Siegel was awarded an option under the 1995 Plan to purchase 80,000 shares of Common Stock for $12.25 (the market price on the date of grant), vesting one-third on each of the first, second and third anniversaries of the date of grant. Mr. Siegel's option represents approximately 15.5 percent of the total options granted under the 1995 Plan. In determining the size and terms of Mr. Siegel's grant, the Committee took into account his current stock ownership and other stock options, the termination of the Incentive Plan and the Key Executive Long-Term Incentive Plan and the cancellation of Mr. Siegel's outstanding awards under the Key Executive Long-Term Incentive Plan, and the equity awards granted to chief executive officers of comparable companies. The Committee believes that the fact that a large majority of options granted to Mr. Siegel are market-price options further demonstrates the Committee's philosophy of close association between performance and compensation.

 Conclusion

  Through the programs described above, a portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. Additionally, the Committee believes that this bond will be strengthened by the adoption of the 1995 Plan. In 1994, approximately 12% of the Company's executive compensation consisted of performance-based variable elements; had the Company's performance for 1994 been stronger, the percentage would have been more comparable to the percentage of performance-based compensation in recent years, which exceeded 50%. Although Mr. Siegel's compensation included guaranteed incentive compensation, his compensation would also have been higher had the Company performed significantly better. Moreover, beginning in 1995, he will have no guaranteed incentive compensation, so that the link between his incentive compensation and corporate performance will be strengthened. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

                                                   COMPENSATION COMMITTEE

                                                   Margaret A. McKenna
                                                    (Chairperson)
                                                   Donald R. Gant
                                                   Theodore Levitt
                                                   W. Paul Tippett, Jr.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes Index (a performance indicator of peer group companies), for a period of five fiscal years commencing December 1, 1989 and ending December 2, 1994. The Standard & Poor's Shoes Index consists of Reebok International Ltd., Nike, Inc., Genesco Inc., Brown Group Inc. and the Company.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       AMONG THE STRIDE RITE CORPORATION
                         S&P 500, AND S&P SHOES INDEX

[GRAPH APPEARS HERE SHOWING COMPARISON OF THE STRIDE RITE CORPORATION, S&P 500 AND S&P SHOE INDEX]

                               1989      1990      1991      1992      1993      1994
                              --------------------------------------------------------
The Stride Rite Corporation     100      98.85    188.58    152.04    144.47     99.19
S&P Shoe Index                  100      90.79    173.22    224.61    163.00    196.29
S&P 500 Index                   100      96.53    116.17    137.62    151.52    153.11
                              --------------------------------------------------------

CERTAIN TRANSACTIONS WITH MANAGEMENT

  Goldman, Sachs & Co., an investment banking firm of which Mr. Donald R. Gant, a director of the Company, was a General Partner until December 1990 and currently is affiliated as a Limited Partner of The Goldman Sachs Group, L.P., serves as financial advisor to the Company. The Company paid Goldman, Sachs & Co. a fee of $100,000 for services plus expenses rendered during the 1994 fiscal year. Goldman Sachs Asset Management, a subsidiary of Goldman, Sachs & Co., provides investment management services for the Company's pension plans and was paid a fee by such plans of $156,575 for services rendered in fiscal 1994. Also, in fiscal 1994, Goldman, Sachs & Co. purchased and sold securities for the Company and was paid gross commissions (before the deduction of expenses) of $40,720.

  During fiscal 1994, the Company extended Dennis Garro, President of the retail division of Stride Rite Children's Group, Inc., in connection with his relocation to the Boston area, an interest-free loan in the amount of $99,000 and a loan bearing interest at 3.5% in the amount of $156,400; the highest amount outstanding during 1994 was $255,400. As of February 17, 1995, $222,400 was outstanding, $33,000 having been paid on the interest-free loan. Further, in fiscal 1994, the Company extended Gerrald B. Silverman, President of Stride Rite International Corp., in connection with his relocation to the Boston area, an interest-free loan in the amount of $99,000, which was the highest amount outstanding in 1994. As of February 17, 1995, $66,000 was outstanding on this loan. Moreover, in December 1993 and January 1994, the Company extended to Robert C. Siegel, Chairman of the Board of the Company, President and Chief Executive Officer, in connection with his relocation to the Boston area, a loan bearing interest at 3.5% in the amount of $740,000. Mr. Siegel repaid this loan in its entirety in April 1994.

  During fiscal 1993, the Company extended to Karen K. Crider, General Counsel, Clerk and Secretary of the Company, in connection with her relocation to the Boston area, an interest-free loan in the amount of $99,000. The highest amount outstanding during the fiscal year was $99,000. As of February 17, 1995, $66,000 was outstanding. In addition, in fiscal 1993, the Company extended to Margaret C. Whitman, President of Stride Rite Children's Group, Inc. until her resignation, effective February 17, 1995, and formerly an officer of the Company and of its subsidiary, The Keds Corporation, an interest-free loan in the amount of $99,000 in connection with her relocation to the Boston area. The highest amount outstanding during fiscal 1994 was $99,000. Ms. Whitman paid this loan in full during fiscal 1995 in connection with her resignation from the Company.

  In fiscal 1992, the Company extended to Robert B. Moore, Jr., the President of Sperry Top-Sider, Inc, a subsidiary of the Company, and his wife jointly, an interest-free loan in the amount of $224,000 in connection with his relocation to the Boston area. The highest amount outstanding during fiscal 1994 was $99,000. As of February 17, 1995, the outstanding balance of the loan was $33,000. Further, in fiscal 1992, the Company extended to Jonathan D. Caplan, the President of The Keds Corporation, a subsidiary of the Company, formerly President of Stride Rite Children's Group, Inc., a subsidiary of the Company, an interest-free loan in the amount of $99,000 in connection with his relocation to the Boston area. The highest amount outstanding during fiscal year 1994 was $99,000. As of February 17, 1995, the outstanding balance of the loan was $33,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file with the SEC. During fiscal 1994, Robert J. Lambert, a former Vice President of the Company, failed to file with the SEC on a timely basis one report relating to one transaction. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been received by the Company.

                    2. 1995 LONG-TERM GROWTH INCENTIVE PLAN

GENERAL

  On February 10, 1995, the Board of Directors unanimously adopted, subject to stockholder approval, and the effectiveness of a registration statement under the 1933 Act covering the options and underlying Common Stock, the 1995 Long-Term Growth Incentive Plan (the "1995 Plan"). The 1995 Plan is designed to encourage and provide opportunities for stock ownership by employees in order to more closely align employees' interests with those of the stockholders. The Board of Directors believes that the 1995 Plan will enable the Company to attract and retain key employees who will make significant contributions towards the successful management, growth and protection of the Company. The Board of Directors also believes that the 1995 Plan (which is intended to replace the existing Key Executive Long-Term Incentive Plan and the 1975 Executive Stock Purchase Plan) will directly link compensation with the achievement of long-term business goals and increases in shareholder value and has adopted the 1995 Plan for these reasons and the reasons stated in the Compensation Committee Report, above.

  The 1995 Plan has a term of three years from the date of approval by the stockholders. The maximum number of shares of the Company's Common Stock which may be awarded or purchased upon exercise of options under the 1995 Plan is 2,400,000, subject to adjustments as provided under the heading "Operation of the 1995 Plan" below. All statements set forth in this Proxy Statement relating to the 1995 Plan are qualified in their entirety by reference to the complete statement of the 1995 Plan which is set forth as Appendix A to this Proxy Statement. The 1995 Plan is intended to qualify under Rule 16b-3 of the 1934 Act. If any of the terms or provisions of the 1995 Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent of such conflict.

ADMINISTRATION

  The 1995 Plan will be administered by a committee consisting of not less than two non-employee members of the Board of Directors, appointed by the Board of Directors (the "Committee"). The Committee will consist of members who qualify to administer the 1995 Plan as contemplated by Rule 16b-3 and item 402(i) of Regulation S-K promulgated under the 1934 Act and Section 162(m) under the Internal Revenue Code of 1986, as amended (the "Code"). To the extent permitted by applicable law and the terms and conditions of the Plan, the Committee may delegate to one or more employee members of the Board of Directors the power to make stock or option awards to 1995 Plan participants who are not executive officers pursuant to Section 16 of the 1934 Act (or any successor provision) and are not "covered individuals" within the meaning of Section 162(m) of the Code (or any successor provision).

PARTICIPANTS

  Awards of shares of Common Stock and options to purchase shares of Common Stock may be granted pursuant to the 1995 Plan to any key executive of the Company plus, on a highly selective basis, other employees of the Company whom the Committee determines are key contributors to the business of the Company, provided that such awards do not jeopardize the 1995 Plan's compliance with Rule 16b-3 under the 1934 Act (or any successor provision) (the "Participants").

OPERATION OF THE 1995 PLAN

  In the event the 1995 Plan is approved by stockholders, upon the effectiveness of a registration statement under the 1933 Act covering the options, Common Stock underlying options and Common Stock which may be awarded under the 1995 Plan, each Participant will be granted the number of shares of Common Stock and options to purchase Common Stock determined by the Committee on February 10, 1995, as set forth under the heading "1995 Long-Term Growth Incentive Plan--New Plan Benefits" below. Thereafter, during the term of effectiveness of the 1995 Plan, the Committee may grant awards of Common Stock and/or options to Participants, in its discretion. Options may be incentive stock options as defined by Section 422 of the Code or may be non-qualified stock options; the Committee will specify at the time of grant whether an option is an incentive stock option or a non-qualified stock option. The exercise price of options will be as determined by the Committee, but not less than the fair market value of the stock on the date of grant, defined as the last reported sale price at which the Common Stock is traded, except that in the event the Participant owns or is deemed to own 10% or more of the outstanding Common Stock of the Company, the exercise price of an incentive stock option shall not be less than 110% of the fair market value of the Common Stock on the date of grant. The aggregate fair market value at the time of grant of incentive stock options exercisable by any one Participant in a calendar year shall not exceed $100,000 or other limit imposed by the Code. The term of each option shall be as set by the Committee, not to exceed 10 years. Stock options shall become exercisable one-third in each year over a three-year period, or as otherwise determined by the Committee.

  Common Stock awards shall confer on a Participant the right to receive a specified number of shares of Common Stock subject to the terms and conditions of the award set by the Committee, which may include forfeitability contingencies based on continued employment with the Company, on meeting performance criteria or both. The shares awarded may be subject to restrictions lapsing in equal installments on the third, fourth and fifth anniversaries of grant, or such other restrictions as determined by the Committee.

  Awards of options and shares of Common Stock may be made for a period of three years from the date of approval by stockholders, unless the 1995 Plan is earlier terminated. The maximum number of shares of the Company's Common Stock which may be awarded or purchased upon exercise of options under the 1995 Plan is 2,400,000, and the minimum number of shares that may be awarded to or so purchased by any individual under the 1995 Plan is 500,000, in each case subject to adjustments as provided below. If any Common Stock which underlies options awarded under the 1995 Plan are forfeited or canceled, such shares or options to purchase such shares may, to the extent permitted by Rule 16b-3 promulgated under the 1934 Act, again be awarded under the 1995 Plan. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Company's assets to stockholders or any other change affecting the Common Stock, the Committee may make such proportionate adjustments, if any, as it, in its discretion, may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the 1995 Plan; (ii) the number and kind of shares covered by each outstanding award made under the 1995 Plan and (iii) the option, base or purchase price per share for any outstanding option and other awards granted under the 1995 Plan, provided that any such actions are consistently and equitably applicable to all affected Participants. In addition, any Common Stock issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the shares available for issuance under the 1995 Plan.

  The mere grant of stock options under the 1995 Plan will not entitle the Participant to any interest in any dividend, voting or other rights of a stockholder. Neither the 1995 Plan nor any action taken thereunder will be construed as giving any person a right to be retained as an employee of the Company, nor will any action taken thereunder be construed as entitling the Company to the services of any Participant for any period of time.

  Notwithstanding any other provision of the 1995 Plan to the contrary, in the event of a change of control, (i) any stock options outstanding as of the date of change of control that are not then exercisable and vested shall become fully exercisable and vested and all restrictions applicable to Common Stock awarded under the 1995 Plan shall lapse and (ii) unless determined otherwise by the Committee at the time of grant, and subject to certain conditions set forth in Section 8(g) of the 1995 Plan, options may be surrendered in exchange for an amount of cash as specified in the 1995 Plan. For purposes of the 1995 Plan, a change of control shall mean, subject to the conditions and exceptions specified in the 1995 Plan, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) individuals who, as of February 10, 1995, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) the approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or government agency, the obtaining of such consent (either explicitly or implicitly by consummation); or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

NON-TRANSFERABILITY

  Options granted pursuant to the 1995 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or under the laws of descent and distribution. An option may be exercised, during the lifetime of Participant, only by such Participant or his or her legal representative. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise such Participant's rights and receive any distributions under the 1995 Plan upon the Participant's death. To the extent required to comply with regulations and rules under the 1934 Act, including Rule 16b-3, any contrary requirements shall prevail over the provisions set forth above in regards to executive officers subject to Section 16 of the 1934 Act.

GOVERNING LAW

  The 1995 Plan will be construed and governed in accordance with the laws of the Commonwealth of Massachusetts.

NEW PLAN BENEFITS

  The following grants were made by the Board of Directors on February 10, 1995, subject to approval of the 1995 Plan by stockholders and the effectiveness of a registration statement under the 1933 Act covering the options and Common Stock issuable under the 1995 Plan. The options are exercisable one-third on each of the first three anniversaries of the date of grant, at an exercise price equal to $12.25, the closing price of the Common Stock on the New York Stock Exchange--Composite Tape on the date of grant. The closing price of the Common Stock on February 17, 1995 was $12.25.

                      1995 LONG-TERM GROWTH INCENTIVE PLAN

NAME AND POSITION                                                    UNITS(#)
- -----------------                                                    --------
Robert Siegel.......................................................  80,000
Robert B. Moore, Jr.................................................  30,000
Jonathan D. Caplan..................................................  40,000
Margaret C. Whitman(1)..............................................       0
John M. Kelliher....................................................  20,000
Executive Officers as a group (11 persons).......................... 245,000
Employees as a group (98 persons)................................... 516,400(2)

- --------
(1) Ms. Whitman was not granted any options or shares under the 1995 Plan because she resigned as President of Stride Rite Children's Group, Inc., effective February 17, 1995.
(2) Includes Executive Officers.

FEDERAL INCOME TAX CONSIDERATIONS

  The Company has been advised that, based on the present provisions of the Code and regulations promulgated thereunder, the federal income tax consequences of the grant, vesting and exercise of Awards under the Plan and the subsequent disposition of stock acquired thereby will be as described below.

  THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES OF AWARDS. HOLDERS OF AWARDS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE IMPACT OF FEDERAL, STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX, AND SECURITIES LAWS RESTRICTIONS, GIVEN THEIR INDIVIDUAL SITUATIONS.

Non-Qualified Options

  (a) Generally, an optionee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of a Non-Qualified Stock Option ("NQSO").

  (b) Upon the exercise of a NQSO, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the NQSO is exercised over the exercise price for such shares. At that time, the Company will be allowed a tax deduction equal to the amount of ordinary taxable income recognized by the optionee, if applicable withholding requirements are satisfied.

  (c) When an optionee exercises a NQSO by paying the exercise price solely in cash, the basis in the shares acquired is equal to the fair market value of the shares on the date ordinary income is recognized, and the holding period for such shares begins on the day after the shares are received.

  (d) When an optionee exercises a NQSO by exchanging previously acquired shares of Common Stock held as capital assets in partial or full payment of the exercise price, shares of Common Stock received by the optionee equal in number to the previously acquired shares exchanged therefor will be received free of tax and will have the same basis and holding period as such previously acquired shares. The optionee will recognize ordinary taxable income equal to the fair market value of any additional shares received by the optionee, less the amount of any cash paid by the optionee. The optionee will have a basis in such additional shares equal to their fair market value on the date ordinary income is recognized and the holding period of such shares will commence on the day after they are transferred to the optionee.

  (e) Upon subsequent disposition of shares acquired upon exercise of a NQSO, the difference between the amount realized on the sale and the basis in the shares is treated as long-term or short-term capital gain or loss, depending on the holding period for the shares. Long-term capital gain treatment is applicable if the shares are held for more than one year. The subsequent disposition of shares acquired by exercise of a NQSO will not result in any additional tax consequences to the Company.

Incentive Stock Options

  (a) Generally, an optionee will not recognize any taxable income and the Company will not be allowed a tax deduction upon the granting of an Incentive Stock Option ("ISO").

  (b) Upon the exercise of an ISO, the optionee will not realize ordinary taxable income and the Company will not be allowed a tax deduction, as long as the optionee is an employee of the Company (or of a participating subsidiary) from the time of the grant through the date three months before the ISO was exercised. (The foregoing requirement is waived with respect to exercises by the estate of an optionee who dies while employed, or within three months after the termination of his or her employment, and the three-month period is extended to one year in the case of a termination because of total and permanent disability.) If the foregoing requirement is not met, the exercise of an ISO is treated in the same manner as the exercise of a NQSO (see above). The basis for the shares so acquired equals the exercise price, and the holding period for the shares begins on the day after the date the shares are received.

  (c) Generally, upon the disposition of shares acquired through the exercise of an ISO, the optionee will recognize long-term capital gain or loss to the extent the amount realized on the sale of such shares is greater than or less than the exercise price, as long as the disposition is not a "disqualifying disposition" (see paragraph (d) below).

  (d) A "disqualifying disposition" generally occurs if shares acquired upon exercise of an ISO are disposed of by the optionee prior to the expiration of two years from the date of grant of the Option or within one year of the date of transfer of shares to the optionee. (However, disposition by the estate of a deceased employee is not considered a disqualifying disposition even if it occurs after these dates.) Upon a disqualifying disposition, the optionee realized ordinary taxable income (and the Company will be allowed a tax deduction, if applicable withholding requirements are satisfied) in an amount equal to the excess, if any of (A) the lesser of (i) the fair market value of the shares on the date the ISO is exercised, or (ii) the amount realized on such disqualifying disposition over (B) the exercise price. The excess, if any, of the amount realized upon such disqualifying disposition over the fair market value of the shares on the date of exercise will be taxed as long-term or short-term capital gain depending on the holding period involved. Long-term capital gain treatment is applicable if the shares were held for more than one year.

  (e) Generally, if the optionee exchanges previously acquired shares of Common stock in partial or full payment of the exercise price of an ISO, the exchange will not affect the ISO treatment of the exercise and, except as otherwise described herein, no gain or loss or other income will be recognized upon the disposition of the previously acquired shares. Shares of Common Stock received by the optionee equal in number to the previously acquired shares exchanged therefor will have the same basis (increased by the amount of ordinary income, if any recognized on the exchange) and the same holding period for capital gains purposes as the previously acquired shares. Optionees will not, however, be able to use the old holding period for purposes of satisfying the holding period requirement for avoiding a disqualifying disposition of the ISO. Shares of Common Stock received by the optionee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences on the day after the date the shares are received upon exercise of the ISO. If payment of the exercise price is made using shares of Common Stock acquired upon exercise of an ISO, the delivery of these previously acquired shares to the Company will be considered a disposition of the shares for the purpose of determining whether a disqualifying disposition has occurred.

Stock Awards

  Generally, a participant will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the grant of a Stock Award. Upon the lapsing of restrictions on a Stock Award, the holder will recognize ordinary income equal to the fair market value of the shares on the date of such lapse, and the Company is entitled to a deduction in the equal amount, if applicable withholding requirements are satisfied and if the deduction is not disallowed as a result of the limitation on deductibility of executive compensation in excess of $1 million (discussed in the Compensation Committee Report above).

Change of Control

  The vesting of Stock Options and Stock Awards upon a Change of Control is considered to result in a "parachute payment", some or all of which could be an "excess parachute payment" to the holder. Excess parachute payments are subject to a 20 percent excise tax imposed on the holder and are nondeductible by the Company. In addition, the vesting of ISOs on a Change of Control would cause ISOs to cease to qualify for ISO status, and to be taxed as NQSOs, to the extent ISOs on more than $100,000 worth of Common Stock (determined at the time of grant) became exercisable in a single year. Finally, the exercise of a right following a Change of Control to have Stock Options cancelled in exchange for a payment in cash or Common Stock would result in ordinary taxable income to the holder in an amount equal to the sum of any cash received and the fair market value of any Common Stock received. The optionee's basis in any shares of Common Stock received would be equal to the amount of ordinary income recognized with respect to such shares, and, upon subsequent disposition, any further gain or loss would be either short-term or long-term capital gain or loss, depending on the holding period of the shares. The holding period for such shares would commence on the day after the shares were received. Subject to the excess parachute rules discussed above, the Company would be allowed a tax deduction equal to the amount of ordinary income recognized by the holder, if applicable withholding requirements are satisfied.

Withholding

  The Company has a right to withhold any sum required by federal, state or local tax laws with respect to the exercise or cancellation of any Option or the lapse of restrictions on any Stock Award, or to require payment of such amounts before delivery of shares.

  THE FOREGOING DISCUSSION IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY, NOT AS SPECIFIC TAX ADVICE. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX, AND SECURITIES LAWS RESTRICTIONS. PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX EFFECT OF AWARDS IN THEIR OWN INDIVIDUAL CIRCUMSTANCES.

VOTE REQUIRED

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 PLAN, FOR THE REASONS STATED ABOVE. Approval of the 1995 Plan requires (assuming a quorum is present) the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the meeting. Abstentions and broker non-votes will be counted to determine whether there is a quorum at the meeting, but will not be counted as affirmative votes.

                            3. SELECTION OF AUDITORS

  Although Massachusetts law no longer requires that the Company's auditors be approved each year by the stockholders, the Board of Directors continues the practice of submitting such selection to the stockholders for their approval because the Board deems it appropriate to do so. The Board of Directors has selected Coopers & Lybrand L.L.P., which has acted as auditors of the Company since 1972, to act as auditors for its current fiscal year. In the event that the stockholders do not approve of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the appointment of Coopers & Lybrand L.L.P.

  A representative of Coopers & Lybrand L.L.P. will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

  The Company's consolidated financial statements for the 1994 fiscal year were examined and reported upon by Coopers & Lybrand L.L.P. In connection with that examination, they also reviewed the Company's Annual Report and the Company's filings with the SEC, and provided consultations on financial statement implications of matters under consideration. Coopers & Lybrand L.L.P. also examined and reported upon the financial statements of the Company's retirement and pension plans.

                            4. STOCKHOLDER PROPOSAL

  Set forth below is a stockholder proposal, which may be presented at the Annual Meeting. As set forth below under "Recommendation of the Board of Directors" THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL, FOR THE REASONS SET FORTH BELOW.

PROPOSAL

  Mr. William Steiner, 4 Radcliff Dr., Great Neck, New York, who states he is the owner of 200 shares of Common Stock, has informed the Company he intends to present the following resolution at the Annual Meeting:

  "Resolved, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

  Mr. Steiner's statement in support of this proposal is as follows:

  "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for it's implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and it's stockholders.

  "The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

  "The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is the one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

  "As a founding member of the Investors Rights Association of America I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.
                I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors believes that public policy in Massachusetts, with respect to Massachusetts chartered companies, favors classified boards since
Section 50A of Chapter 156B of the Massachusetts General Laws provides a general requirement for the boards of publicly held companies to be classified into three classes. Further, the Board of Directors believes that the classification of the Board is desirable to provide continuity and stability in the Company's policies and management, as it ensures that, at all times, the majority of the Board of Directors will have some familiarity and experience with the Company's business. Moreover, the Board of Directors believes that a classified Board of Directors offers some protection to stockholders in the event of an attempted hostile takeover. Accordingly, the Board of Directors urges the stockholders to vote against this proposal.

VOTE REQUIRED

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING RESOLUTION FOR THE REASONS STATED ABOVE. Approval of the proposal requires the affirmative vote of a majority of the shares outstanding. Abstentions and broker non-votes will not be counted as affirmative votes.

                                5. OTHER MATTERS

  The Board of Directors of the Company is not aware of any other matters which may come before the meeting. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                               PROXY SOLICITATION

  The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of the Company, or by employees of D.F. King & Co., Inc., proxy solicitors for the Company. The cost of soliciting proxies will be borne by the Company. The Company does not yet have a written agreement with D.F. King & Co., Inc. regarding the proxy solicitation. It is anticipated that the agreement with D.F. King & Co., Inc. will be on customary terms. The costs of proxy solicitation are not anticipated to exceed $10,000, unless circumstances require otherwise. Brokers and others holding shares of Common Stock in their names or in the names of their nominees will be expected to forward copies of the Company's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies and will be reimbursed by the Company for their reasonable expenses.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company on or before October 30, 1995 to be considered for inclusion in the proxy material for that meeting. Any such proposal should be addressed as follows:

                                                    Office of the Clerk
                                                    The Stride Rite
                                                     Corporation
                                                    Five Cambridge Center
                                                    Cambridge, Massachusetts
                                                     02142

February 27, 1995

                                   APPENDIX A

                          THE STRIDE RITE CORPORATION
                      1995 LONG-TERM GROWTH INCENTIVE PLAN

SECTION 1: PURPOSE

  The purpose of The Stride Rite Corporation 1995 Long-Term Growth Incentive Plan (the "Plan") is to enable The Stride Rite Corporation (the "Corporation") and its Subsidiaries to attract and retain key employees who will make significant contributions towards the successful management, growth and protection of the Corporation and to provide meaningful incentives to such employees who are more directly linked to the achievement of long-term business goals and increase in shareholder value. In addition, the Plan is designed to encourage and provide opportunities for stock ownership by such employees which will more closely align their interests with those of the stockholders of the Corporation.

SECTION 2: DEFINITION OF TERMS

  (a) Award means any Stock Option or Stock Award granted under the Plan.

  (b) Board means the Board of Directors of the Corporation.

  (c) Code means the Internal Revenue Code of 1986, as amended from time to time.

  (d) Committee means a committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan. The Committee shall be comprised of members who qualify to administer this Plan as contemplated by
(a) both Rule 16b-3 and item 402(i) under the 1934 Act or any successor rule, and (b) Section 162(m) under the Code.

  (e) Common Stock means the Common Stock of the Corporation.

  (f) Corporation means The Stride Rite Corporation, a corporation established under the laws of the Commonwealth of Massachusetts, and its Subsidiaries.

  (g) Fair Market Value means, with respect to Common Stock, the fair market value of such property as determined by the Committee in good faith in such manner as shall be established by the Committee from time to time. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock. Any time that the Common Stock is traded on a public market, Fair Market Value means the last reported sale price at which the Common Stock is traded on such date or, if no Common Stock is traded on such date, the most recent date on which Common Stock was traded, as reflected on such public market.

  (h) Incentive Stock Option (ISO) means a Stock Option to purchase Shares awarded to a Participant which is intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision.

  (i) Non-Qualified Stock Option (NQSO) means a Stock Option to purchase Shares of Common Stock awarded to a Participant which is not intended to be an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

  (j) 1934 Act means the Securities Exchange Act of 1934, as amended from time to time.

  (k) Participant means a person selected by the Committee (or its delegate as provided under Section 4) to receive an Award under the Plan.

  (l) Reporting Person means an individual who is subject to Rule 16 of the 1934 Act or any successor rule.

  (m) Shares means of the Common Stock of the Corporation.

  (n) Stock Award means an Award to a Participant comprised of Common Stock or valued by reference to Common Stock granted under Section 7c of the Plan.

  (o) Stock Option means an Award in the form of the right to purchase a specified number of Shares at a specified price during a specified period.

  (p) Subsidiary means any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Corporation or any entity in which the Corporation has a significant equity interest as determined by the Committee.

SECTION 3: EFFECTIVE DATES

  The Plan shall be effective as of the date the stockholders approve the Plan. No Awards may be made under the Plan after three years from the date of approval or earlier termination of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted prior to the termination date may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 4: ADMINISTRATION

  The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Corporation, any Subsidiary, any Participant, any holder or beneficiary of any Award, stockholder and any employee of the Corporation or of any Subsidiary. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. To the extent permitted by applicable law and the terms and provisions of the Plan, the Committee may delegate to one or more employee members of the Board the power to make Awards to Participants who are not Reporting Persons and are not "covered individuals" within the meaning of Section 162(m) of the Code or any successor provision.

SECTION 5: ELIGIBILITY

  Key executives of the Corporation and its Subsidiaries plus, on a highly selective basis, other employees of the Corporation and its Subsidiaries whom the Committee determines are key contributors to the business of the Corporation and its Subsidiaries shall be eligible to receive an Award under the Plan, provided that such participation would not jeopardize the Plan's compliance with Rule 16b-3 under the 1934 Act or any successor rule.

SECTION 6: STOCK AVAILABLE FOR AWARDS

  (a) Common Shares Available. Subject to adjustment as provided in Section 6(c) below, the maximum number of Shares available for Awards under the Plan shall be 2,400,000, plus, to the extent permitted by Rule 16b-3 under the 1934 Act or any successor rule, the number of shares added back pursuant to Section 6(d).

  (b) Share Usage Limits. For the period that the Plan is in effect, the aggregate number of Shares that shall be granted as Awards shall not exceed 200,000 for Stock Awards. Additionally, the aggregate number of Shares that shall be awarded to any one Participant of the Plan over the period that the Plan is in effect shall not exceed 500,000 Shares.

  (c) Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation's assets to shareholders, or any other change affecting Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number and kind of shares that may be issued under the Plan; (ii) the number and kind of shares covered by each outstanding Award made under the Plan; (iii) the option, base or purchase price per share for any outstanding Stock Option and other Awards granted under the Plan, provided that any such actions are consistently and equitably applicable to all affected Participants. In addition, any shares issued by the Corporation through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the shares available for issuance under the Plan.

  (d) Common Stock Usage. Subject to Rule 16b-3 under the 1934 Act or any successor rule, the Shares of Common Stock underlying any Awards which are forfeited, cancelled, reacquired by the Corporation, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares of Common Stock available for issuance under the Plan so long as the Participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Shares of Common Stock to which the Award related.

  (e) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

SECTION 7: AWARDS

  (a) General. The Committee shall determine the number and type(s) of Award(s) (as set forth below) to be made to each Participant and shall approve the terms and conditions of all such Awards in accordance with Sections 4 and 8 of the Plan. Awards may be granted singly, in combination or in tandem such that the settlement of one Award automatically reduces or cancels the other. Awards may also be made in replacement of, as alternatives to or as forms of payment for grants or rights under any other employee compensation plan or arrangement of the Corporation, including the plans of any acquired entity.

  (b) Stock Options. A Stock Option shall confer on a Participant the right to purchase a specified number of Shares from the Corporation subject to the terms and conditions of the Stock Option grant. The Committee shall establish the option price at the time each Stock Option is awarded, provided that the per-share price shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Stock

Options may be in the form of ISOs or NQSOs, and the Committee shall specify at the time of grant whether the Stock Option is an ISO or a NQSO. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary or parent corporation and an ISO is awarded to such Participant, the option price shall not be less than 110% of the Fair Market Value at the time such ISO is awarded. The aggregate Fair Market Value at time of grant of the Shares covered by ISOs exercisable by any one optionee in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The term of each Stock Option shall be fixed by the Committee, provided, however, that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant. A Stock Option shall become exercisable over a three year period (one third in each year) or, alternatively, in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of form(s). The Committee may also permit Participants to have the option price delivered to the Corporation by a broker pursuant to an arrangement whereby the Corporation, upon irrevocable instructions from a Participant, delivers the exercised Shares to the broker.

  (c) Stock Awards. A Stock Award shall confer on a Participant the right to receive a specified number of Shares subject to the terms and conditions of the Award, which may include forfeitability contingencies based on continued employment with the Corporation or on meeting performance criteria or both. The restriction period for Stock Awards will be a five year restriction period with restrictions lapsing in equal installments in years three, four and five or any other such terms as the Committee shall establish. Such Stock Awards may be subject to the attainment of specified performance goals or targets, as determined by the Committee and set forth in the specific Stock Award agreements. The Committee shall determine the restrictions and restriction or performance period, and any other terms, conditions and rights relating to a grant of Stock Awards, including the determination to adjust performance goals (up or down) as business conditions so warrant. The Committee may also grant Stock Awards that are not subject to any restrictions.

SECTION 8: GENERAL PROVISIONS APPLICABLE TO AWARDS

  (a) Transferability and Exercisability. Any Award under this Plan will be non-transferable and accordingly shall not be assignable, alienable, saleable or otherwise transferable by the Participant other than by will or the laws of descent and distribution.

  If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the Participant's rights and receive any distributions under this Plan upon the Participant's death. To the extent required to comply with regulations and rules under the 1934 Act, including Rule 16b-3, any contrary requirements shall prevail over the provisions set forth above in regards to Reporting Persons.

  (b) General Restrictions. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval have been effected or obtained free of any conditions not acceptable to the Committee.

  (c) Grant Terms and Conditions. Subject to the terms and conditions of this Plan, the Committee shall determine the provisions and duration of grants made under this Plan, including the option prices for all Stock Options, the consideration, if any, to be required from Participants for Stock Awards, and the conditions under which a Participant will retain rights under this Plan in the event of the Participant's termination of employment while holding any outstanding Awards.

  (d) Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under this Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participants. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Shares. Shares that are used to satisfy withholding obligations shall be valued at their Fair Market Value on the date the tax withholding is effective.

  (e) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

  (f) Settlement. The Committee shall determine, at the time of grant or settlement of an Award, whether such Award will be settled in whole or in part in cash, Shares, or other Awards subject, in the case of Participants subject to Section 16(b) of the 1934 Act, to compliance with such Rule. The Committee may require or permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash.

  (g) Change of Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control (as hereinafter defined), the provisions of this Section 8(g) shall apply.

    (i) Any Stock Options outstanding as of the date of Change of Control that are not then exercisable and vested shall become fully exercisable and vested and all restrictions applicable to any then-outstanding Stock Award shall lapse, upon the occurrence of a Change of Control.

    (ii) During the 60-day period from and after a Change of Control (the "Exercisable Period"), unless the Committee shall determine otherwise at the time of grant, each holder of a Stock Option (an "Optionee") shall have the right, whether or not such Stock Option is then fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercisable Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price (as hereinafter defined) per Share on the date of such election shall exceed the exercise price per Share under the Stock Option (the "Spread"), multiplied by the number of Shares granted under the Stock Option as to which the right granted under this Section 8(g)(ii) shall have been exercised; provided, however, that if the Change of Control is within six months after the date of grant of a particular Stock Option held by an Optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the 1934 Act, no such election shall be made by such Optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months after the date of grant of a Stock Option held by an Optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the 1934 Act, such Stock Option shall be cancelled in exchange for a cash payment to the Optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of Shares granted under the Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this Section 8(g)(ii) would make a Change of Control transaction ineligible for pooling of interest accounting under APB No. 16 that but for this Section 8(g)(ii) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to this Section 8(g)(ii), Shares with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

    (iii) Definition of Change of Control. For purposes of this Plan, a "Change of Control" shall mean any of the following events:

      (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Corporation where such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses
    (i), (ii) and (iii) of subsection (C) below: and provided, further, that if any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20 percent as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20 percent or more of the Outstanding Corporation Voting Securities; or

      (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (C) The approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (D) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

    (iv) Change of Control Price. For purposes of this Plan, "Change of Control Price" means the higher of (i) the highest reported sales price of a Share in any transaction reported on the New York Stock Exchange Composite Tape during the 60-day period prior to and including the date of a Change of Control and (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that (x) in the case of a Stock Option which (A) is held by an Optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the 1934 Act and (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled and (y) in the case of ISOs, the Change of Control Price shall be in all cases the Fair Market Value of the Stock on the date such ISO is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.


SECTION 9: MISCELLANEOUS

  (a) Plan Amendment. The Board may amend, alter, suspend, discontinue or terminate the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan except that no amendment shall be made which would (i) increase the total number of Shares available for issuance under the Plan; or
(ii) cause the Plan not to comply with Rule 16b-3 of the 1934 Act or any successor rule.

  (b) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The

Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided by an applicable Award.

  (c) No Rights as Shareholder. Only upon issuance of Shares to a Participant (and only with respect to such Shares) shall the Participant obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

  (d) No Fractional Shares. No fractional shares shall be issued under the Plan, however, the Committee may provide for a cash payment as settlement in lieu of any fractional shares.

  (e) Other Corporate Benefit and Compensation Programs. Except as expressly determined by the Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Corporate benefit or severance program (or severance pay law of any country). The above notwithstanding, the Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

  (f) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund(s). Likewise, the Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

  (g) Successors and Assignees. The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

  (h) Governing Law. The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts and applicable federal law.

PROXY

                          THE STRIDE RITE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT C. SEIGEL and STEPHEN R. DUMONT, and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Common Stock, par value $.25 per share, of The Stride Rite Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The First National Bank of Boston, first floor auditorium, 100 Federal Street, Boston, Massachusetts, on Wednesday, April 12, 1995, at 10:00 A.M. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

     The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSAL 4.

                     (PLEASE SIGN AND DATE ON REVERSE SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

                                  -----------
                                  SEE REVERSE
                                     SIDE
                                  -----------

    Please mark
[X] votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

1. Election of Directors.

NOMINEES:  Donald R. Gant, Robert C. Siegel, and W. Paul Tippett, Jr.
                           FOR           WITHHELD
                           [_]             [_]


[_]
   ---------------------------------------
   For all nominees except as noted above


2. Proposal to adopt the 1995 Long-Term Growth Incentive Plan.
                     FOR            AGAINST          ABSTAIN
                     [_]              [_]              [_]

3. Proposal to ratify selection of Coopers & Lybrand LLP as Auditors of the Company.
                     FOR            AGAINST          ABSTAIN
                     [_]              [_]              [_]

4. Proposal to adopt a shareholder proposal.
                     FOR            AGAINST          ABSTAIN
                     [_]              [_]              [_]


                                        MARK HERE
                                      FOR ADDRESS  [_]
                                       CHANGE AND
                                     NOTE AT LEFT


Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.

Signature:                                        Date:
          --------------------------------------       -----------------------
Signature:                                        Date:
          --------------------------------------       -----------------------